                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                               ________________________

                                       FORM 8-K

                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

           Date of Report (date of earliest event reported): July 31, 1997


                                  AVANT! CORPORATION
                (Exact name of registrant as specified in its charter)


          Delaware                      0-25864                   94-3133226
          --------                      -------                   ----------
 (State or other jurisdiction         (Commission             (I.R.S. Employer
       of incorporation)              File Number)           Identification No.)

                  46871 Bayside Parkway, Fremont, California  94538
             (Address of principal executive offices, including zip code)

         Registrant's telephone number, including area code:  (510) 413-8000

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On September 12, 1997, Avant! Corporation, a Delaware corporation ("Avant!"), GB Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Avant! ("Merger Sub"), VLSI Technology, Inc., a Delaware corporation ("VLSI") and Compass Design Automation, Inc., a Delaware corporation and a subsidiary of VLSI ("Compass") announced the completion of the previously announced merger of Merger Sub with and into Compass (the "Merger"), with Compass surviving the Merger and becoming a wholly-owned subsidiary of Avant!.

        Upon the effective time of the Merger, (i) each share of Compass preferred stock owned by VLSI was converted into the right to receive $1.22689 and 0.04479 shares of Avant!'s common stock, or an aggregate of $2,699,173.44 and approximately 98,552 shares of Avant!'s common stock, (ii) each share of Compass common stock owned by VLSI was converted into the right to receive $0.64460 and 0.02353 shares of Avant!'s common stock, or an aggregate of $11,602,831.26 and approximately 423,640 shares of Avant!'s common stock, (iii) each share of Compass common stock not owned by VLSI was converted into the right to receive $1.43333, or an aggregate of $2,447,725.23, and (iv) each unexpired and unexercised option to purchase shares of Compass common stock was converted into the right to receive $1.43333, or an aggregate of $750,270.06.

ITEM 7. EXHIBITS

          EXHIBIT   DESCRIPTION
          -------   -----------
          2.1       Agreement and Plan of Reorganization dated July 31, 1997, as amended on August 27, 1997

          99.1 Press release dated September 12, 1997, announcing the effectiveness of the Merger

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Avant! Corporation


Date:  September 26, 1997                   /s/  John P. Huyett
                                            ------------------------------------
                                            John P. Huyett
                                            Vice President of Finance, Treasurer
                                            and Principal Accounting Officer

                                       3